Exhibit 99.1

PROXY CARD

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

OF QUANTUM FINTECH ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated [date] and Proxy Statement, dated [date], in connection with the Special Meeting to be held at [time] a.m. Eastern Time on [meeting date] at the offices of Nelson Mullins Riley & Scarborough LLP located at 101 Constitution Ave. NW, Suite 900, Washington, DC 20001 (the “Special Meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints                      and                          (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Quantum FinTech Acquisition Corporation (“Quantum”) held of record by the undersigned on [record date] at the Special Meeting or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY, WHEN EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1, 2A, 2B, 2C, 2D, 2E, 2F, 2G, 3, 4 AND 5. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

(1)	The Business Combination Proposal — To adopt and approve the Business Combination Agreement dated as of November 16, 2022 (as the same has been or may be amended or supplemented from time to time, the “Business Combination Agreement”) by and among Quantum, Calculator New Pubco, Inc., a Delaware corporation and a wholly-owned subsidiary of Quantum (“New Pubco”), Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of New Pubco (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of New Pubco (“Merger Sub 2”), AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub 1 will merge with and into Quantum, with Quantum continuing as the surviving corporation and a wholly-owned subsidiary of New Pubco and (ii) Merger Sub 2 will merge with and into AtlasClear, with AtlasClear continuing as the surviving corporation and a wholly-owned subsidiary of New Pubco. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” We refer to this proposal as the “Business Combination Proposal.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as seven sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

Proposal No. 2A: The name change from Calculator New Pubco, Inc. to AtlasClear Holdings, Inc.;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2B: Eliminate certain provisions related to Quantum’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination (the “Closing”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2C: Increase the required voting thresholds to approve amendments to the Proposed Charter and Proposed Bylaws;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2D: Require a supermajority vote for the removal of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2E: Remove the provision renouncing the corporate opportunity doctrine;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2F: Modify the exclusive forum provision; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2G: Amend the Existing Charter such that the Company will be governed by Section 203 of the Delaware General Corporation Law (“DGCL”), which provides for certain restrictions regarding business combinations (as defined under Section 203 of the DGCL) with interested stockholders for a period of three years, subject to certain conditions.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Incentive Plan Proposal — To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the AtlasClear 2023 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (we refer to this proposal as the “Incentive Plan Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Director Election Proposal — To elect seven directors, effective upon the Closing, to serve terms on our board of directors until the annual meeting of stockholders held in the year following the year of their election, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (we refer to this proposal as the “Director Election Proposal” and, collectively with the Incentive Plan Proposal and the Business Combination Proposal, the “Condition Precedent Proposals”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Condition Precedent Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

STOCKHOLDER CERTIFICATION:
I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of Quantum FinTech Acquisition Corporation owned by me. I further certify that I am not exercising Redemption Rights with respect to 20% or more of Quantum FinTech Acquisition Corporation Public Shares (as defined in the accompanying proxy statement/prospectus).	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature

Note: Signature should agree with name printed hereon. If shares of common stock are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.